EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form F-3 No. 333-239250) of Globus Maritime Limited,

(2) Registration Statement (Form F-3 No. 333-240042) of Globus Maritime Limited, and

(3) Registration Statement (Form F-3 No. 333- 273249) of Globus Maritime Limited

of our report dated March 15, 2024, with respect to the consolidated financial statements of Globus Maritime Limited included in this Annual Report (Form 20-F) of Globus Maritime Limited for the year ended December 31, 2023.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 15, 2024